UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2025

EMEREN GROUP LTD

(Exact name of Registrant as Specified in Its Charter)

British Virgin Islands	001-33911	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Water Street, Suite 302 Norwalk, Connecticut	06854
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: +1 925-425-7335

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 10 ordinary shares, no par value per share	SOL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 18, 2025, Emeren Group Ltd, a BVI business company (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Shurya Vitra Ltd., a BVI business company (“Parent”), and Emeren Holdings Ltd., a BVI business company and wholly owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Buyer Parties”), providing for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving company (the “Merger”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

A special committee (the “Special Committee”) consisting of independent members of the Company’s board of directors (the “Company Board”) unanimously adopted resolutions recommending that the Company Board approve and adopt the Merger Agreement and the transactions contemplated thereby and submit to the Company’s shareholders, and recommend the adoption of, the Merger Agreement. Thereafter, the Company Board unanimously authorized, adopted and approved the Merger Agreement and agreed to recommend that the shareholders of the Company adopt the Merger Agreement. The Special Committee determined that the Merger Agreement and the transactions contemplated thereby are advisable and in the best interest of the Company and its unaffiliated shareholders. The Company Board determined that the Merger Agreement and the transactions contemplated thereby are advisable and in the best interest of the Company and its shareholders.

At the effective time of the Merger (the “Effective Time”):

•	Each ordinary share of the Company (other than ordinary shares represented by ADSs (as defined) and ordinary shares held by the Company as treasury shares, by any direct or indirect subsidiary of the Company, by the Rollover Securityholders, and by shareholders who have properly and validly exercised their statutory rights of dissent under the BVI Business Companies Act (the “Dissenting Shares”)) will be cancelled and extinguished and automatically converted into the right to receive $0.20 in cash per ordinary share, without interest (the “Per Share Merger Consideration”).

•	Each American Depositary Share (“ADS”), representing ten ordinary shares, will be cancelled and extinguished and automatically converted into the right to receive $2.00 in cash per ADS, without interest (the “Per ADS Merger Consideration”).

In addition, pursuant to the Merger Agreement, at the Effective Time:

•	Each outstanding Company option that is vested and has an exercise price less than the Per Share Merger Consideration will be cancelled and converted into the right to receive a cash payment equal to the difference between the Per Share Merger Consideration and the exercise price, multiplied by the number of shares subject to such option.

•	Each outstanding Company option that is vested and has an exercise price equal to or greater than the Per Share Merger Consideration, each outstanding Company option that is unvested, and each Company restricted share unit award (“Company RSU”) that is unvested, will be cancelled and replaced with an employee incentive award by the surviving company, with terms substantially similar to the original award, which may be settled in cash or property other than shares, as determined by Parent.

•	Each Company RSU that is vested will be cancelled and converted into the right to receive a cash payment equal to the Per Share Merger Consideration per each such Company RSU.

If the Merger is consummated, the Company’s ordinary shares and ADSs will be de-listed from the New York Stock Exchange and de-registered under the Securities Exchange Act of 1934, as amended, as promptly as practicable following the Effective Time.

Conditions to the Merger

Consummation of the Merger is subject to certain conditions set forth in the Merger Agreement, including, but not limited to:

•	Approval of the Merger Agreement by the holders of a majority of the ordinary shares present and voting in person or by proxy at the shareholders meeting.

•	Receipt of required regulatory approvals and the expiration or termination of any applicable waiting periods.

•	Accuracy of the Company’s representations and warranties, subject to certain materiality standards.

•	Absence of any law or injunction restraining or otherwise prohibiting the Merger.

•	Absence of a material adverse effect on the Company.

No-Shop Period

From the date of execution of the Merger Agreement until the earlier of the termination of the Merger Agreement and the Effective Time, the Company will be subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties, subject to a “fiduciary out” provision that allows the Company and the Special Committee, under certain specified circumstances, to provide information to and participate in discussions or negotiations with third parties if the Special Committee determines in good faith that such alternative proposal constitutes or is reasonably likely to lead to a superior proposal, and the failure to take such actions would be inconsistent with its fiduciary duties under applicable law. In particular, the Special Committee is required to determine that such third party and alternative proposal is reasonably likely to be credible and such third party is reasonably likely to be able to raise the consideration required for such alternative proposal and the Special Committee may only provide confidential or other sensitive non-public information to such third party under certain specified circumstances.

Termination and Fees

The Merger Agreement contains certain termination rights for both the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, including the Company terminating the Merger Agreement to enter into an alternative agreement with respect to a superior proposal, or Parent terminating the Merger Agreement in the event of a change of recommendation by the Special Committee with respect to a superior proposal, the Company will be required to pay Parent a termination fee of $4,500,000. The Merger Agreement also provides that Parent may be required to pay the Company a termination fee of $4,500,000 under certain circumstances.

In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by December 31, 2025.

Other Terms of the Merger Agreement

The Company also made customary representations and warranties in the Merger Agreement and agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries prior to the consummation of the Merger. The Merger Agreement also provides that the Company, on the one hand, or the Buyer Parties, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Merger if the conditions set forth in the Merger Agreement are satisfied and subject to certain other conditions.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated by reference herein. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective Subsidiaries or Affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission, including a Schedule 13E-3.

Financing

In connection with the execution of the Merger Agreement, Parent has delivered (a) an equity commitment letter between Parent and Himanshu H. Shah, pursuant to which Himanshu H. Shah has committed, subject to the terms and conditions contained therein, to invest in Parent, directly or indirectly, the cash amounts set forth therein (the “Equity Commitment Letter”) and (b) a limited guarantee from Himanshu H. Shah, guaranteeing certain of Parent’s and Merger Sub’s obligations under the Merger Agreement (the “Limited Guarantee”). The proceeds of the Equity Commitment Letter and Limited Guarantee are intended to fund the merger consideration payable in the Merger, on the terms and subject to the conditions set forth therein. The foregoing description of the Limited Guarantee and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Limited Guarantee, which is attached as Exhibit 10.2 and is incorporated by reference herein.

Rollover Agreement

Concurrently with the execution of the Merger Agreement, the Rollover Securityholders entered into a rollover and support agreement with Parent (the “Rollover Agreement”), pursuant to which such Rollover Securityholders have agreed, among other things, to vote their shares in favor of the adoption of the Merger Agreement and the approval of the Merger and to the cancellation of their shares in exchange for newly issued shares of Parent.

The foregoing description of the Rollover Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Rollover Agreement, which is attached as Exhibit 10.1 and is incorporated by reference herein.

Item 8.01 Other Events.

On June 19, 2025, the Company issued a press release announcing its entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the transactions contemplated by the Merger Agreement (the “Proposed Transaction”), the Company will file relevant materials with the SEC, including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”) and a Schedule 13E-3 Transaction Statement (the “Schedule 13E-3”). This Current Report on Form 8-K is not a substitute for the Proxy Statement, Schedule 13E-3 or any other document that the Company may file with the SEC or send to its shareholders in connection with the Proposed Transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT AND SCHEDULE 13E-3 AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION, AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of such documents (when available) through the website maintained by the SEC at https://www.sec.gov, or by visiting the Company’s website at www.emeren.com.

Participants in the Solicitation of Proxies

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Proposed Transaction. Information about the directors and executive officers of the Company is set forth in: (i) the Company’s proxy statement for its 2024 annual meeting of shareholders under the headings “Proposal One: Election of Directors” (including “Director Compensation”), “Executive Officers,” and “Executive Compensation,” which was filed with the SEC on September 17, 2024; (ii) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including under the headings “Item 10. Directors, Executive Officers and Corporate Governance,” “Item 11. Executive Compensation,” “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Item 13. Certain Relationships and Related Transactions, and Director Independence,” which was filed with the SEC on March 25, 2025, and amended on March 26, 2025 and May 14, 2025; and (iii) to the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the Company’s proxy statement for its 2024 annual meeting of shareholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership of Securities on Form 5, filed with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC regarding the Proposed Transaction when such materials become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions. Copies of the documents filed with the SEC by the Company will be available free of charge through the website maintained by the SEC at www.sec.gov. Additionally, copies of documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.emeren.com.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act related to the Company and the Proposed Transaction. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve risks and uncertainties that could significantly affect the financial or operating results of the Company. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “project,” “should,” “target,” “will,” and “would” and the negative of these terms or other similar expressions. Forward-looking statements in this Current Report on Form 8-K include, among other things, statements about the potential benefits of the Proposed Transaction, including future plans, objectives, expectations, and intentions; the anticipated timing related to the special meeting, including the record date, special meeting date and announcement date; the anticipated timing of closing of the Proposed Transaction; and the anticipated delisting and deregistration of the Company’s ordinary shares and ADSs. In addition, all statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future – including statements relating to creating value for shareholders, benefits of the Proposed Transaction, and the expected timetable for completing the Proposed Transaction – are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties that could cause actual results, including the actual results of the Company to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among other things, risks related to the possibility that the conditions to the consummation of the Proposed Transaction will not for any reason be satisfied (including the failure to obtain the approval of the Merger Agreement by the Company’s shareholders or the failure to obtain required regulatory approvals) in the anticipated timeframe or at all; risks related to the ability to realize the anticipated benefits of the Proposed Transaction; the ability to retain and hire key personnel; negative effects of the announcement or failure to consummate the Proposed Transaction on the market price of the capital shares of the Company and on the Company’s operating results, including that the Company’s share price may decline significantly if the Proposed Transaction is not consummated; the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement, which in certain circumstances may require the Company to pay a termination fee; significant transaction costs, fees, expenses and charges; operating costs, customer loss, and business disruption (including, without limitation, difficulties in maintaining employee, customer, or other business, contractual, or operational relationships following the Proposed Transaction announcement or closing of the Proposed Transaction and the diversion of the attention of the Company management from its ongoing business); failure to consummate or delay in consummating the Proposed Transaction for any reason; risks and uncertainties related to competition and demand for the Company’s products; the rapidly evolving market and uncertainty regarding the development of markets for the Company’s products; dependence on customers or other third parties; difficulties in commercializing new products, including delays and the failure of new products to perform as expected, to be manufactured at acceptable volumes, yields, and cost, to be qualified and accepted by the Company’s customers, and to successfully compete with products offered by competitors; uncertainties concerning the availability and cost of raw or commodity materials and product components; competition-related risks; risks and uncertainties related to laws, regulations, and legal proceedings, including litigation matters relating to the Proposed Transaction or otherwise impacting the Company generally, including the nature, cost, and outcome of any litigation and other legal proceedings related to the Proposed Transaction that may be instituted against the parties and others following the announcement of the Proposed Transaction; acquisition-related risks; economic changes in global markets, such as inflation and interest rates, and recession; government policies (including policy changes affecting the technology and semiconductor, taxation, trade, tariffs, immigration, customs, and border actions) and other external factors that the Company cannot control; risks related to intellectual property, privacy matters, and cyber security (including losses and other consequences from failures, breaches, attacks, or disclosures involving information technology infrastructure and data); other business effects (including the effects of industry, market, economic, political, or regulatory conditions); and other risks and uncertainties, including, but not limited to, those described in the Company’s Annual Report on Form 10-K on file with the SEC and from time to time in other filed reports including the Company’s Quarterly Reports on Form 10-Q.

A further description of risks and uncertainties relating to the Company can be found in its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov.

There can be no assurance that the Proposed Transaction will in fact be consummated. If the Proposed Transaction is consummated, the Company’s shareholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. The Company cautions investors not to unduly rely on any forward-looking statements, which speak only as of the date thereof. The Company does not intend to update or revise any forward-looking statements as the result of new information or future events or developments, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibits Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 18, 2025, by and among Emeren Group Ltd, Shurya Vitra Ltd., and Emeren Holdings Ltd

10.1	Rollover Agreement, dated as of June 18, 2025, by and among Shurya Vitra Ltd., Ke Chen, and Enrico Bocchi

10.2	Limited Guarantee, dated as of June 18, 2025, by and between Himanshu H. Shah and Emeren Group Ltd

99.1	Press Release of Emeren Group Ltd, issued on June 19, 2025

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMEREN GROUP LTD

Date: June 20, 2025	By:	/s/ Ke Chen
Ke Chen
Chief Financial Officer